EXHIBIT 99.1

For Release at 4:00 p.m. (EDT)

Entegris Reports Results for Fiscal Second Quarter of 2006

Non-GAAP operating income up 36 percent sequentially on a sales increase of 15 percent

CHASKA (Minneapolis), Minn., August 7, 2006 – Entegris, Inc. (Nasdaq: ENTG), a global leader in materials integrity management, today reported its financial results for the fiscal second quarter ended July 1, 2006. Sales from continuing operations were $180.7 million, versus pre-merger sales of $88.8 million for the comparable three-month period a year ago and $157.7 million for the quarter ended April 1, 2006.

Second-quarter GAAP net income was $18.2 million, or $0.13 per diluted share. These results also include total pretax stock-based compensation of $4.1 million, or $0.02 per diluted share, of which $1.5 million was for integration-related stock-based compensation.

On a non-GAAP basis, second-quarter net operating earnings from continuing operations were $24.4 million, or $0.17 per fully diluted share. The non-GAAP results are adjusted for merger-related and other restructuring charges. These pretax adjustments include restructuring charges of $1.2 million, integration expense of $2.9 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of $1.5 million. A reconciliation of GAAP to non-GAAP results is provided elsewhere in this release.

Sales from continuing operations for the six months ended July 1, 2006 were $338.4 million. First-half GAAP net income was $29.5 million, or $0.21 per fully diluted share. On a non-GAAP basis, first-half net operating earnings from continuing operations were $43.1 million, or $0.31 per fully diluted share.

“We achieved a strong quarter across the board. Sales grew 15 percent sequentially exceeding our guidance, and were driven by robust demand for liquid systems for a variety of wet process applications and shipper products for the data storage market,” said Gideon Argov, president and chief executive officer of Entegris. “The sales percentage split between unit-driven and capital-driven products was 58/42, reflecting ongoing fab expansions at advanced technology nodes.”

“Our second quarter financial results, which featured an operating margin of 18.8 percent on a non-GAAP basis, are an indication of the potential of the operating platform that we are building. With the merger integration phase completed, our attention is on leveraging our technology and product synergies to provide our customers with innovative microcontamination control solutions aimed at increasing yields and optimizing advanced semiconductor manufacturing processes,” Argov added.

Second-quarter EBITDA (earnings before interest, taxes, depreciation, and amortization) was $41.7 million, reflecting non-GAAP operating income of $34.0 million, depreciation of approximately $6.7 million and non-merger-related amortization of approximately $1.0 million.

Outlook

For its third fiscal quarter ending September 30, 2006, the Company currently expects sales of approximately $170 million to $180 million. GAAP net income per diluted share is expected to range from $0.11 to $0.14. Non-GAAP net operating earnings are expected to range from approximately $20 million to $24 million, reflecting pretax adjustments for integration and restructuring charges of approximately $1.5 million, merger-related amortization expense of $3.5 million, and integration-related stock-based compensation expense of approximately $1 million. Non-GAAP net operating earnings per diluted share are expected to range from $0.14 to $0.17.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its second-quarter results for the quarter on Monday, August 7, 2006 at 5:30 p.m. Eastern Time. Participants should use passcode 1242447 after dialing one of the following numbers: 1-800-811-0667 (for U.S. callers) or +1-913-981-4901 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 (passcode: 1242447). The call will also be webcast on the investor relations portion of the Entegris website at www.entegris.com.

EBITDA AND NON-GAAP DISCUSSION

The financial results discussed in this release include references to a non-GAAP measure called “EBITDA,” which is defined as earnings before interest, taxes, depreciation, and amortization. We believe this measure provides relevant and useful information to our investors since it provides a meaningful view of the Company’s ongoing operating results and as such is one of the measures used by management to assess the Company’s financial results and cash flow. We intend to continue to use this measure in the future, particularly since we expect the active exploration and selective pursuit of mergers and acquisitions to continue to be a key part of our growth and value-creation strategy. EBITDA should be considered in conjunction with, not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. EBITDA, as we have defined it, may not be comparable to similarly named measures reported by other companies.

In addition to disclosing results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also discloses non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from purchase accounting and integration activities associated with the Company’s August 2005 merger with Mykrolis Corporation. Earnings guidance for the quarter ending September 30, 2006 is disclosed on both a GAAP and a non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations, which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements which are modified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. The risks which could cause actual results to differ from those discussed herein include, without limit: (i) the risks described under the headings “Risks Relating to our Business and Industry,” “Risks Associated with our Merger”, “Manufacturing Risks”, “International Risks” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Entegris, Inc. Annual Report on Form 10–K for the fiscal year ended August 27, 2005; (ii) risks associated with the challenges of integration, restructuring, manufacturing transfers, and achieving anticipated synergies associated with the August 2005 merger of Entegris with Mykrolis Corporation as well as other acquisitions; (iii) risks associated with our inability to meet rapidly increasing customer demand associated with an increase in semiconductor spending or with a disruption in our supply chain; and (iv) other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

ABOUT ENTEGRIS

Entegris (merged with Mykrolis in August 2005) is the global leader in materials integrity management, delivering a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in semiconductor and other high tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Entegris, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Six months ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net sales	$180,701	$88,781	$338,363	$174,591
Cost of sales(a)	93,594	53,144	178,296	102,539

Gross profit	87,107	35,637	160,067	72,052
Selling, general and administrative expenses(b)	51,977	23,722	104,045	47,636
Engineering, research and development expenses	10,219	4,938	19,395	8,431

Operating income	24,911	6,977	36,627	15,985
Interest income, net	1,897	719	3,919	1,246
Other income, net	799	1,069	1,594	2,790

Income before income taxes	27,607	8,765	42,140	20,021
Income tax expense	9,321	2,328	14,117	5,621
Equity in net (earnings) loss of affiliates	(159)	60	(195)	170

Income from continuing operations	18,445	6,377	28,218	14,230
Income (loss) from discontinued operations, net of taxes	(252)	(707)	1,328	(1,491)

Net income	$18,193	$5,670	$29,546	$12,739

Basic income per common share:
Continuing operations:	$0.13	$0.09	$0.21	$0.19
Discontinued operations	(0.00)	(0.01)	0.01	(0.02)

Net income per common share	$0.13	$0.08	$0.22	$0.17

Diluted income per common share:
Continuing operations:	$0.13	$0.08	$0.20	$0.19
Discontinued operations	(0.00)	(0.01)	0.01	(0.02)

Net income per common share	$0.13	$0.07	$0.21	$0.17

Weighted average shares outstanding:
Basic	137,445	73,554	137,167	73,484
Diluted	140,621	75,602	140,512	75,533

a)	Cost of sales for the three months ended July 1, 2006 include a $0.7 million gain on the sale of a facility and $0.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense. Cost of sales for the six months ended July 1, 2006 include a $0.7 million gain on the sale of a facility and $2.8 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Selling, general and administrative expenses for the three months and six months ended July 1, 2006 include $9.4 million and $20.1 million, respectively, of merger-related and other restructuring charges, integration expense, integration-related stock-based compensation expense, and merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Three Months Ended July 1, 2006

(In thousands, except per share data)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$180,701	$—	$180,701
Cost of sales(a)	93,594	337	93,931

Gross profit	87,107	(337)	86,770
Selling, general and administrative expenses(b)	51,977	(9,392)	42,585
Engineering, research and development expenses	10,219	—	10,219

Operating income	24,911	9,055	33,966
Interest income, net	1,897	—	1,897
Other income, net	799	—	799

Income before income taxes	27,607	9,055	36,662
Income tax expense	9,321	3,099	12,420
Equity in net (earnings) loss of affiliates	(159)	—	(159)

Income from continuing operations	18,445	5,956	24,401
Income (loss) from discontinued operations, net of taxes	(252)	—	(252)

Net income	$18,193	$5,956	$24,149

Basic income per common share:
Continuing operations:	$0.13	$0.05	$0.18
Discontinued operations	(0.00)	—	0.00

Net income per common share	$0.13	$0.05	$0.18

Diluted income per common share:
Continuing operations:	$0.13	$0.04	$0.17
Discontinued operations	(0.00)	—	0.00

Net income per common share	$0.13	$0.04	$0.17

Weighted average shares outstanding:
Basic	137,445		137,445
Diluted	140,621		140,621

a)	Non-GAAP cost of sales for the three months ended July 1, 2006 is adjusted for a $0.7 million gain on the sale of a facility and $0.4 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense.
b)	Non-GAAP selling, general and administrative expenses for the three months ended July 1, 2006 are adjusted for $1.4 million of merger-related and other restructuring charges, $2.8 million of integration expense, $1.7 million of integration-related stock-based compensation expense, and $3.5 million of merger-related amortization of intangibles.

Entegris, Inc.

GAAP to Non-GAAP Reconciliation of Statement of Operations

For the Six Months Ended July 1, 2006

(In thousands, except per share data)

	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$338,363	$—	$338,363
Cost of sales(a)	$178,296	(2,111)	176,185

Gross profit	160,067	2,111	162,178
Selling, general and administrative expenses(b)	104,045	(20,105)	83,940
Engineering, research and development expenses	19,395	—	19,395

Operating income	36,627	22,216	58,843
Interest income, net	3,919	—	3,919
Other income, net	1,594	—	1,594

Income before income taxes	42,140	22,216	64,356
Income tax expense	14,117	7,442	21,559
Equity in net (earnings) loss of affiliates	(195)	—	(195)

Income from continuing operations	28,218	14,774	42,992
Income from discontinued operations, net of taxes	1,328	—	1,328

Net income	$29,546	$14,774	$44,320

Basic income per common share:
Continuing operations:	$0.21	$0.10	$0.31
Discontinued operations	0.01	—	0.01

Net income per common share	$0.22	$0.10	$0.32

Diluted income per common share:
Continuing operations:	$0.20	$0.11	$0.31
Discontinued operations	0.01	—	0.01

Net income per common share	$0.21	$0.11	$0.32

Weighted average shares outstanding:
Basic	137,167		137,167
Diluted	140,512		140,512

a)	Non-GAAP cost of sales for the six months ended July 1, 2006 is adjusted for $2.8 million of merger-related and other restructuring charges, integration expenses, and integration-related stock-based compensation expense, and a $0.7 million gain on the sale of a facility.
b)	Non-GAAP selling, general and administrative expenses for the six months ended July 1, 2006 are adjusted for $3.4 million of merger-related and other restructuring charges, $6.5 million of integration expense, $3.2 million of integration-related stock-based compensation expense, and $7.0 million of merger-related amortization of intangibles.

Entegris, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	unaudited
	July 1, 2006	December 31, 2005
ASSETS
Cash, cash equivalents and short-term investments	$311,307	$274,403
Accounts receivable	133,446	111,058
Inventories	100,928	69,535
Deferred tax assets	27,336	26,078
Other current assets and assets held for sale	7,505	25,290

Total current assets	580,522	506,364

Property, plant and equipment, net	120,103	120,323

Intangible assets	481,091	493,544
Deferred tax asset – non-current	10,090	10,614
Other assets	12,432	12,301

Total assets	$1,204,238	$1,143,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$566	$797
Short-term debt	—	2,290
Accounts payable	32,128	33,585
Accrued liabilities	60,515	59,482
Income tax payable	27,697	15,775

Total current liabilities	120,906	111,929

Long-term debt, less current maturities	3,191	3,383
Other liabilities	15,568	15,015
Shareholders’ equity	1,064,573	1,012,819

Total liabilities and shareholders’ equity	$1,204,238	$1,143,146